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                                                                   Exhibit 99(o)

                             THE MUNDER FUNDS, INC.

                  Sixth Amended and Restated Multi-Class Plan
                  -------------------------------------------

                                  Introduction
                                  ------------

     The purpose of this Plan is to specify the attributes of the classes of shares offered by The Munder Funds, Inc. (the "Company"), including the sales loads, expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

     Each of the Company's investment portfolios (each, a "Fund"), other than the Munder All-Season Conservative Fund, the Munder All-Season Moderate Fund and the Munder All-Season Aggressive Fund (together, the "Lifestyle Funds"), the Money Market Fund, the Munder NetNet Fund the Munder Short Term Treasury Fund, the Munder Future Technology Fund and the Munder International NetNet Fund, issues its shares of common stock in five classes: "Class A" Shares, "Class B" Shares, "Class C" Shares, "Class K" Shares and "Class Y" Shares. The Munder Short Term Treasury Fund issues its share of common stock in five classes:
"Class A" Shares, "Class B" Shares, "Class C" Shares, "Class Y" Shares and "Michigan Municipal" Shares. The Money Market Fund issues its shares of common stock in four classes: "Class A" Shares, "Class B" Shares, "Class C" Shares and "Class Y" Shares. The Munder NetNet Fund issues shares of common stock in four classes: "Class A" Shares, "Class B" Shares, "Class C" Shares and "Class Y" Shares. The Munder Future Technology Fund issues its shares of common stock in four classes: "Class A" Shares, "Class B" Shares, "Class II" Shares and "Class Y" Shares. The Munder International NetNet Fund issues its shares of common stock in four classes: "Class A" Shares, "Class B" Shares, "Class II" Shares, "Class K" Shares and "Class Y" Shares. Each of the Lifestyle Funds issues its shares of common stock in three classes: "Class A" Shares, "Class B" Shares and "Class Y" Shares. Shares of each Class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each Class shall have a different designation; (b) each Class may have a different sales charge structure; (c) each Class of shares shall bear any Class Expenses, as defined below; (d) each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and (e) each Class may have different exchange and/or conversion features as described below.

                             Allocation of Expenses
                             ----------------------

     To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically), shall be subtracted from the gross income allocated to each Class of a Fund on the basis of net assets of each Class of the Fund. These expenses include:

     (1) Expenses incurred by the Company (for example, fees of Directors, auditors, and legal counsel) not attributable to a particular Fund or to a particular Class of shares of a Fund ("Company Level Expenses"); and
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     (2) Expenses incurred by a Fund not attributable to any particular Class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

     Expenses attributable to a particular Class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Service Plan, Service and Distribution Plan or Shareholder Servicing Plan; (ii) transfer agent fees attributable to a specific Class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific Class; (iv) Blue Sky fees incurred by a Class; (v) Securities and Exchange Commission registration fees incurred by a Class; (vi) the expense of administrative personnel and services to support the shareholders of a specific Class; (vii) litigation or other legal expenses relating solely to one Class; and (viii) Directors' fees incurred as a result of issues relating solely to one Class. Expenses in category (i) above must be allocated to the Class for which such expenses are incurred. For all other "Class Expenses" listed in categories (ii) - (viii) above, the President and Chief Financial Officer shall determine, subject to Board approval or ratification, which such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended, any private letter ruling with respect to the Company issued by the Internal Revenue Service.

     Therefore, expenses of a Fund shall be apportioned to each Class of shares depending upon the nature of the expense item. Company Level Expenses and Fund Expenses will be allocated among the Classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular Class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a Class, it shall be charged to a Fund for allocation among Classes, as may be appropriate; however, any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one Class of shares shall not be so allocated until approved by the Board of Directors of the Company in light of the requirements of the Act and the Internal Revenue Code of 1986, as amended.

                                 Class A Shares
                                 --------------

     Class A Shares of a Fund are offered at net asset value plus, for Funds other than the Money Market Fund, an initial sales charge as set forth in the then-current prospectus of the Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in a Fund's then-current prospectus. A contingent deferred sales charge may apply to certain redemptions made within a specified period as set forth in the Fund's then-current prospectus. Class A Shares of a Fund may be exchanged for Class A Shares of another fund of the Company, The Munder Framlington Funds Trust or The Munder Funds Trust subject to any sales charge differential.

     Class A Shares of the Funds pay a Rule 12b-1 service fee of up to 0.25% (annualized) of the average daily net assets of a Fund's Class A Shares. Distribution and support services provided by brokers, dealers and other institutions may include forwarding sales literature and advertising materials provided by the Company's distributor; processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds of the Company on behalf of customers; providing information periodically to customers showing their positions in Class A Shares; providing sub-accounting with respect to Class A Shares beneficially owned by customers or the information necessary for sub-accounting; responding to

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inquiries from customers concerning their investments in Class A Shares;
arranging for bank wires; and providing such other similar services as may reasonably be requested.

                                 Class B Shares
                                 --------------

     Class B Shares of the Funds are offered without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions as set forth in the Fund's then-current prospectus. Class B Shares of a Fund may be exchanged for Class B Shares of another fund of the Company, The Munder Framlington Funds Trust or The Munder Funds Trust subject to any sales charge differential.

     Class B Shares of a Fund will automatically convert to Class A Shares of the Fund on the first business day of the month on which the sixth anniversary of the issuance of the Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes.

     Class B Shares pay a Rule 12b-1 service fee of up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of a Fund's Class B Shares. Brokers, dealers and other institutions may maintain Class B shareholder accounts and provide personal service to Class B shareholders. Services relating to the sale of Class B Shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Company's distributor, or, as applicable, brokers, dealer or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Company's distributor or brokers, dealers and other institutions; overhead and other office expenses of the Company's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Company's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Company's distributor's offices in connection with the sale of the Class B Shares of the Funds, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

                                 Class C Shares
                                 --------------

     Class C Shares of the Funds are offered at net asset value. A contingent deferred sales charge may apply to certain redemptions made within the first year of investing as set forth in the relevant Fund's then-current prospectus. Class C Shares of a Fund may be exchanged for Class C Shares of another fund of the Company, The Munder Framlington Funds Trust and The Munder Funds Trust subject to any sales charge differential.

     Class C Shares pay a Rule 12b-1 service fee up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of a Fund's Class C Shares. Brokers, dealers and other institutions may maintain Class C shareholder accounts and provide personal services to Class C shareholders. Services relating to the sale of Class C Shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Company's distributor, or, as applicable, brokers, dealers or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Company's distributor or brokers, dealers and other institutions; overhead and other office expenses of

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the Company's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Company's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Company's distributor's offices in connection with the sale of the Class C Shares of the Funds, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and costs of stationery and supplies; (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

                                 Class Y Shares
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     Class Y Shares of a Fund are offered at net asset value.  Class Y Shares of a Fund may be exchanged for Class Y Shares of another fund of the Company, The Munder Framlington Funds Trust or The Munder Funds Trust without the imposition of a sales charge.

                                 Class K Shares
                                 --------------

     Class K Shares of a Fund are offered at net asset value. Class K Shares of a Fund may be exchanged for Class K Shares of another fund of the Company, The Munder Framlington Funds Trust or The Munder Funds Trust without the imposition of a sales charge.

     Class K Shares pay a service fee of up to 0.25% (annualized) of the average daily net assets of a Fund's Class K Shares. Services provided by brokers, dealers and other institutions for such service fees include: processing purchase, exchange and redemption requests from customers and placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in Class K Shares; providing sub-accounting with respect to Class K Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Class K Shares; arranging for bank wires; and providing such other similar services as may reasonably be requested.

                           Michigan Municipal Shares
                           -------------------------

     Michigan Municipal Shares of the Short Term Treasury Fund are offered at net asset value.

                                Class II Shares
                                ---------------

     Class II Shares of a Fund are offered at net asset value plus, an initial sales charge as set forth in the then-current prospectus of the Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in a Fund's then-current prospectus. A contingent deferred sales charge may apply to certain redemptions made within a specified period as set forth in a Fund's then-current prospectus. Class II Shares of a Fund may be exchanged for Class II Shares or Class C Shares of another fund of the Company, The Munder Framlington Funds Trust or The Munder Funds Trust subject to any sales charge differential.

     Class II Shares pay a Rule 12b-1 service fee up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund's Class II Shares. Brokers, dealers and other institutions may maintain Class II shareholder accounts and provide personal services to Class

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II shareholders. Services relating to the sale of Class II Shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Company's distributor, or, as applicable, brokers, dealers or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Company's distributor or brokers, dealers and other institutions; overhead and other office expenses of the Company's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Company's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Company's distributor's offices in connection with the sale of the Class II Shares of a Fund, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and costs of stationery and supplies; (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

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